As filed with the Securities and Exchange Commission on April 24, 2009
Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2778785
(State of Incorporation)	(I.R.S. Employer Identification No.)
1630 McCarthy Boulevard Milpitas, California 95035
(Address of principal executive offices)

2005 Employee Stock Purchase Plan
(Full title of the plan)

Paul Coghlan Chief Financial Officer 1630 McCarthy Boulevard Milpitas, California 95035 (408) 432-1900
(Name, address and telephone number of agent for service)

Copy to:
Herbert P. Fockler, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☑            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for future issuance under the 2005 Employee Stock Purchase Plan	2,000,000	$18.79(2)	$37,580,000	$2,096.96

(1)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Linear Technology  Corporation 2005 Employee Stock Purchase Plan described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock

(2) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $22.10 per share, which represents 85% of the average of the high and low prices of Common Stock of Linear Technology Corporation as reported on the NASDAQ Global Market on April 20 2009.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents previously filed by Linear Technology Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)        The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2008 filed with the Commission on August 25, 2008;

(b)        The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 28, 2008 filed with the Commission on November 4, 2008 and December 28, 2008 filed with the Commission on February 6, 2009;

(c)        The Registrant’s Current Reports on Form 8-K filed with the Commission on July 23, 2008, October 15, 2008, November 6, 2008, January 14, 2009 (as amended by a Current Report of Form 8-K/A filed with the Commission on February 9, 2009) and April 15, 2009, except to the extent that information therein is furnished and not filed with the Securities and Exchange Commission;

(d)        The description of the Registrant’s Common Stock to be offered hereby is contained in the Registration Statement on Form 8-A filed pursuant to Section 13(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.            Description of Securities.

Not applicable.

Item 5.            Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).  Article IX of the Registrant’s Certificate of Incorporation and Article VI of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by Delaware Law.  In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and certain stockholders.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the provisions referenced above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by one of the Registrant’s directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of Registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

Exhibit Number	Description
4.1*	2005 Employee Stock Purchase Plan and Form of Enrollment Form.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 above)
24.1	Power of Attorney (see page II-4 )
*	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 30, 2005

Item 9.           Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, California, on this 24th day of April, 2009.

LINEAR TECHNOLOGY CORPORATION

By:  /s/ Paul Coghlan
Paul Coghlan
Vice President of Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Lothar Maier and Paul Coghlan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lothar Maier	Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2009
Lothar Maier
/s/ Paul Coghlan	Vice President of Finance and Chief Financial Officer	April 24, 2009
Paul Coghlan	(Principal Financial and Accounting Officer)
/s/ Robert H. Swanson, Jr.		April 24, 2009
Robert H. Swanson, Jr.	Executive Chairman of the Board
/s/ David S. Lee		April 24, 2009
David S. Lee	Director
/s/ Richard M. Moley		April 24, 2009
Richard M. Moley	Director
/s/ Thomas S. Volpe		April 24, 2009
Thomas S. Volpe	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1*	2005 Employee Stock Purchase Plan and Form of Enrollment Form.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 above)
24.1	Power of Attorney (see page II-4 )
*	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 30, 2005